EXHIBIT 10.13


                        1997 EMPLOYEE STOCK OPTION PLAN
                                       OF
                             ADVANCED PHOTONIX, INC.

          (As adopted by the Board of Directors as of January 14, 1997)


1. The Plan. This 1997 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Advanced Photonix, Inc. (which together with its subsidiaries is hereinafter referred to as the "Corporation") by specified employees of, and consultants and advisors to, the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

2. Stock Subject to the Plan. Except as otherwise provided herein, the total number of shares of Class A Common Stock, par value $.001 per share, of the Corporation (the "Stock") which may be issued pursuant to the exercise of options granted hereunder ("Options") shall be 1,000,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option, whether an Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (an "ISO") or whether it is intended not to be an ISO (a "Non ISO") and the other terms of each Option. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction



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by the  Committee  of  any  provisions  of the  Plan  or of any  Option  granted thereunder shall be final and no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

4. Employees Eligible for Options. All employees of and consultants and advisors to, the Corporation shall be eligible for Options. In making the determination as to persons to whom Options shall be granted, the number of shares to be covered by such Options, and the other terms and conditions of the Option, the Committee shall take into account their duties, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

5. Term of Plan. The Plan shall terminate on, and no Options shall be granted after, January 13, 2007 provided that the Committee may at any time terminate the Plan prior thereto.

6. Maximum Option Grant. Subject to the provisions of Section 2 above, the number of shares of Stock for which any individual may be granted Options shall be unlimited.

7. Exercise Price. Each Option shall state the exercise price, which shall be such price as the Committee in its discretion may determine provided, however, that in the case of ISOs, the exercise price shall be not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% of such fair market value in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Committee and shall be (i) the closing price of the Stock on the date of the granting of the Option if the Stock is traded on a regulated securities exchange, or (ii) if not traded on such an exchange, the mean between the high bid and low asked prices on such date as reported by a recognized over-the-counter reporting source.

8. Term of Options. The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

9. Exercise of Options. Except as otherwise provided by the Committee, an Option may be exercised from time to time as to any part or all of the Stock covered thereby, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or as to less than the remaining shares then purchasable under

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the Option,  if less than 100  shares),  and (b) prior to the  expiration  of at least six months from the date of grant. The Exercise Price shall be paid in full at the time of the exercise of an Option (i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

10. Non-Transferability of Options. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. Options will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners ("Permitted Transferees"). A transferred Option would be subject to all of the same terms and conditions as if such Option had not been transferred.

11. Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an ISO or Non-ISO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

12. Termination of Options. No Option shall be exercisable after the first to occur of the following:

a. Expiration of the Option term specified in the Option, which in no event shall exceed (A) ten years from the date of grant, or (B) in the case of an ISO granted to an Optionee who is a 10% Holder, five years from the date of the grant;

b. Six months following the date the Optionee ceases to be an employee of the Company for any reason; or

c. The date, if any, set by the Committee to be an accelerated expiration date pursuant to the provisions of Paragraph 17 below.

13. Cessation of Employment. For purposes of the Plan, the termination of the contractual relationship between the Corporation and a consultant or advisor shall be deemed a termination or cessation of employment.


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14. Limit on Exercise of Incentive  Stock  Options.  The  aggregate  Fair Market
Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and under any other plan of the Corporation or an affiliate of the Corporation, shall not exceed $100,000. The limits imposed by this Paragraph 9 shall apply only to Incentive Stock Options granted under the Plan, and not to any other Options. In the event an individual
receives  an  Option   intended  to  be  an  Incentive  Stock  Option  which  is
subsequently determined to have exceeded the limit set forth above, or if any individual is granted an Option intended to be an ISO that first becomes exercisable in a calendar year for Option Shares that have an aggregate fair market value (determined as of the time the Options are granted) exceeding the limits set forth above, the Options for Option Shares in excess of the limit shall be treated as non-ISOs.

15. Stock Dividends or Recapitalization. In the event of a stock dividend paid in shares of the class of stock subject to any Option outstanding hereunder, or recapitalization, reclassification, split-up or combination of shares with respect to said class of stock, the Committee shall have the power to make appropriate adjustments of the exercise price under such option and of the number and kind of shares as to which such Option is then exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event, and in any case an appropriate adjustment shall also be made in the total number and kind of shares of stock reserved for the future granting of options under this Plan. Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of all unexpired option rights outstanding hereunder. Anything in the foregoing to the contrary notwithstanding, no such adjustment shall be made with respect to any option which is an ISO without the consent of the Optionee, if such adjustment would be a modification of such option within the meaning of subsection 425(h) of the Internal Revenue Code.

16. Mergers, Consolidation, Reorganization, Etc. If the Corporation shall become a party to any corporate merger, agreement for the sale of substantially all of its assets and property, separation or reorganization, the Committee shall have the power to make appropriate arrangements, which shall be binding upon the holders of unexpired option rights, for the substitution of new options for any unexpired options then outstanding under this Plan, or for the assumption of any such unexpired options, which in the opinion of the Committee maintain, to the maximum extent practicable, the Optionee's proportionate interest as before the occurrence of such event; provided, however, that such arrangements shall meet the requirements of subsections 422A (with respect to ISOs) and 425(h)(a) of the Internal Revenue Code.


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17.  Liquidation or Dissolution of the Corporation.

        a. In the event of the dissolution or liquidation of the Corporation, whether voluntary or otherwise, and unless in connection therewith the obligations of the Corporation under all outstanding options granted under this Plan have been assumed or replaced in accordance with Section 16 hereof, all options outstanding under this Plan shall be exercised, if at all, within the ninety day period commencing on the date specified in subparagraph (b) below and shall be exercisable only to the extent of, and with respect to, any or all shares for which they could have been exercised immediately prior to such date. All options not exercisable prior to the date specified in subparagraph (b) shall terminate upon such date, and all options exercisable immediately prior to such date shall, to the extent not exercised within the ninety-day period commencing on such date, terminate at the end of such ninety-day period.

b. The date specified in this subparagraph (b) is the date of the earliest to occur of the following events:

     i. The entry, in a court having jurisdiction, of an order that the corporation be liquidated or dissolved;

     ii. Adoption by the shareholders of the Corporation of a resolution resolving that the corporation be liquidated or dissolved voluntarily; or
     iii. Adoption by the shareholders of the Corporation of a resolution to the effect that the Corporation cannot, by reason of its liabilities, continue its business and that it is advisable to liquidate or dissolve the Corporation.

18. Shareholder and Stock Exchange Approval. This Plan is subject to and no Options shall be exercisable hereunder until after the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

19. Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the corporation's outstanding stock, (i) increase the maximum number of shares which in the


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aggregate are subject to Options under the Plan (except as provided by Paragraph
15), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price, in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) with respect to options which are ISOs, amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

20. Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

21. Code References and Definitions. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.



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